Exhibit 99.2

Addus HomeCare Names Gregory Breemes Vice President of Home Health

Established Senior Healthcare Executive with 30 Years of Experience

Palatine, IL, June 23, 2011 - Addus HomeCare Corporation (Nasdaq: ADUS), a comprehensive provider of home-based social and medical services, announced today the appointment of Gregory Breemes, 57, as Vice President of Home Health, effective July 25, 2011.

Daniel Schwartz, Chief Operating Officer of Addus HealthCare, stated, “We are very excited to have someone of Greg’s caliber join us as Vice President of our Home Health division. Having held senior operating roles in both home health and hospice organizations, Greg brings to Addus the leadership skills and industry experience necessary to help execute our long-term growth strategy. Greg will be focused on driving Home Health census growth and revenues, while managing our costs. We look forward to having Greg as part of our team.”

Breemes’ approximately 30 years of healthcare sector experience includes several senior operating roles in the home health and hospice industries at leading national firms such as Gentiva Health Services and Odyssey Healthcare. Most recently, Breemes served as Chief Operating Officer at Alacare Home Health and Hospice, a regional operator with combined census of more than 5,000. Prior to Alacare, Breemes was Regional VP of Operations and Business Development at Odyssey. Breemes entered the home health industry as VP of Sales and Business Development at Gentiva. Earlier in his career, Breemes held various sales and management positions at Innovex/Novartis Pharmaceuticals and White Hall Laboratories/American Home Products.

Breemes earned his Master of Business Administration from Kansas State University and his Bachelor of Science from South Dakota State University.

About Addus

Addus is a comprehensive provider of a broad range of social and medical services in the home. Addus’ services include personal care and assistance with activities of daily living, skilled nursing and rehabilitative therapies, and adult day care. Addus’ consumers are individuals with special needs who are at risk of hospitalization or institutionalization, such as the elderly, chronically ill and disabled. Addus’ payor clients include federal, state and local governmental agencies, the Veterans Health Administration, commercial insurers and private individuals.

Forward-Looking Statements

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by words such as “continue,” “expect,” and similar expressions. Forward-looking statements involve a number of risks and uncertainties that may cause actual results to differ materially from those expressed or implied by such forward-looking statements, including the expected benefits and costs of acquisitions, management plans related to acquisitions, the possibility that expected benefits may not materialize as expected, the failure of a target company’s business to perform as expected, Addus HomeCare’s inability to successfully implement integration strategies, changes in reimbursement, changes in government regulations, changes in Addus HomeCare’s relationships with referral sources, increased competition for Addus HomeCare’s services, increased competition for joint venture and acquisition candidates, changes in the interpretation of government regulations, and other risks set forth in the Risk Factors section in Addus HomeCare’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 28, 2010, and in Addus HomeCare’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on May 3, 2011, each of which is available at http://www.sec.gov. Addus HomeCare undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contacts:

Amy Glynn / Nick Laudico

The Ruth Group

Phone: (646) 536-7023 /7030

Email: aglynn@theruthgroup.com

Email: nlaudico@theruthgroup.com

Media Contact:

Jason Rando

The Ruth Group

Phone: (646) 536-7025

Email: jrando@theruthgroup.com

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